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                                                                     EXHIBIT 7

                   STOCKHOLDER VOTING AND ROLLOVER AGREEMENT

     AGREEMENT, dated as of May 5, 1998, by and between Analog Acquisition Corp., a Delaware corporation ("Purchaser"), and the other parties signatory hereto (the "Stockholder"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof, by and between Purchaser and ABC (the "Company") (as such agreement may be amended from time to time, the "Merger Agreement").

     WHEREAS, concurrently herewith, Purchaser and the Company are entering into a Merger Agreement, pursuant to which Purchaser will be merged with and into the Company (the "Merger"), whereby each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash, other than any shares to remain outstanding pursuant to Section 2(g)(iii) of the Merger Agreement and any Dissenting Shares as defined in
Section 2(i) of the Merger Agreement.

     WHEREAS, as a condition to Purchaser's entering into the Merger Agreement, Purchaser requires that the Stockholder enter into, and the Stockholder has agreed to enter into, this Agreement with Purchaser.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

     Section 1. CERTAIN DEFINITIONS. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

     "ACQUISITION PROPOSAL" shall mean any agreement, letter of intent, proposal or offer (other than the transactions contemplated in the Merger Agreement) involving the Company or any of its Subsidiaries for, or an inquiry or indication of interest that reasonably could be expected to lead to: (i) any merger, consolidation, share exchange, recapitalization, reorganization, dissolution, liquidation, business combination, or other similar transaction with the Company or any of its Subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a material portion of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions, or (iii) any tender offer or exchange offer for all or any portion of the outstanding shares of capital stock of the Company or any of its Subsidiaries or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, but shall not include the Merger Agreement.


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     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, Controlled by, or under common Control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of any other security holder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

     "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

     "BUSINESS DAYS" means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a day on which banks in New York, New York are required or authorized to be closed.

     "COMPANY" has the meaning ascribed thereto in the recitals of this Agreement.

     "COMPANY COMMON STOCK" has the meaning ascribed thereto in the recitals of this Agreement.

     "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

     "EXISTING SHARES" has the meaning ascribed thereto in Section 2(a)(i).

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "MERGER" has the meaning ascribed thereto in the recitals of this Agreement.

     "PERMITTED TRANSFEREE" means in the case of any Stockholder, (a) a spouse or lineal descendent (including by adoption and stepchildren), heir, executor, testamentary trustee or legatee of the Stockholder or (b) any trust or estate the beneficiaries of which, or any corporation,



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limited liability company or partnership, the stockholders, members or partners of which include only the Persons described in clause (a) above.

     "PERSON" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     "PURCHASER" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

     "SHARES" means the Existing Shares, together with any shares of Company Common Stock acquired of record or beneficially by the Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; PROVIDED, HOWEVER, that in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     "STOCKHOLDER" has the meaning ascribed thereto in the introductory paragraph to this Agreement.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TERMINATION DATE" has the meaning ascribed thereto in Section 10 of this Agreement.

     "TRUSTEE" has the meaning ascribed thereto in Section 2(a)(i) of this Agreement.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Purchaser as follows:

      (a) (i) The Stockholder is either (A) the record holder or beneficial owner of the number of, or (B) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee"), shares of Company Common Stock and Options as is set forth opposite the Stockholder's name on Schedule I hereto (the "Existing Shares").

            (ii) On the date hereof, the Existing Shares set forth opposite the Stockholder's name on Schedule I hereto constitute all of the outstanding shares of



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      Company Common Stock owned of record or beneficially by the Stockholder.
      The Stockholder does not have record or beneficial ownership of any Shares not set forth on Schedule I hereto.

            (iii) The Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite the Stockholder's name on
      Schedule I and sole voting power with respect to the matters set forth in
      Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite the Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

            (iv) The Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by the Stockholder and will have sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by the Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

      (b) The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. Other than as set forth in Schedule 2(b), the execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party or by which the Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally,
     (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification. All necessary consents of any beneficiary of or holder of interest in any trust of which a Stockholder is Trustee to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms.

      (c) (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated



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     hereby and (ii) neither the execution and delivery of this Agreement by the
     Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements or organizational documents applicable to the Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

      (d) Except for the shares of Company Common Stock identified in Schedule II hereto (the "Pledged Shares"), the Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

      (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

      (f) The Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement with Purchaser.

     Section 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser hereby represents and warrants to the Stockholder as follows:

      (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

      (b) Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action other than shareholder approval which shall be effected prior to the Effective Time. This Agreement has been duly executed and



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     delivered by Purchaser, and (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

      (c) The execution and delivery of this Agreement do not, and the consummation by Purchaser of the transactions contemplated by this Agreement and compliance by Purchaser with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Purchaser under, (i) any charter or by-laws of Purchaser, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Purchaser or its properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Purchaser or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of any of the transactions contemplated by this Agreement.

      (d) No broker, investment banker, financial adviser or other person isto anyled broker's, finder's, financial adviser's or other similar fee or coconnectionn with the transactions contemplated hereby based upon arrangements or on behalf of the Purchaser.

     Section 4.   AGREEMENT TO VOTE; PROXY

      (a) The Stockholder hereby agrees that, until the Termination Date (as defined in Section 10), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by the Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger



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     Agreement or any such actions identified in writing by Purchaser in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in the majority of the board of directors of the Company; (D) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (E) any other material change in the Company's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i) or (ii) of the preceding sentence.

      (b) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PURCHASER AND ANY DESIGNEE OF PURCHASER, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS SET FORTH IN SECTION 4(a) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE STOCKHOLDER'S SHARES.

     Section 5. CERTAIN COVENANTS OF THE STOCKHOLDER. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

      (a) Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Purchaser or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal. If the Stockholder in its capacity as such receives any such inquiry or proposal, then the Stockholder shall within 24 hours furnish Purchaser with an accurate description of the material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; provided, that the limitation set forth in this sentence shall not restrict the Stockholder from



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     engaging in any such activities with such a third party who hereafter makes a Superior Acquisition Proposal. The foregoing provisions of this Section 5(a) shall not restrict a Stockholder who is also a director of the Company from taking any actions, or refraining from complying with the foregoing provision, in the Stockholder's capacity as a director, provided that any such actions do not violate Section 5(k) of the Merger Agreement.

      (b) Prior to the Termination Date, the Stockholder shall not, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of the Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

      (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have. The Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

      (d) (i) Subject to the terms and provisions of the Merger Agreement, in connection with the Merger, the Stockholder hereby agrees to retain an aggregate of 26,250 shares of Surviving Corporation Class A Common Stock held by and registered in the name of the Stockholder, and in the amount opposite such name, set forth on Schedule III hereto, upon conversion of, and with respect to, 26,250 of such Stockholder's Shares (the "Rollover Shares") unless otherwise agreed with Purchaser.

          (ii) The Stockholder shall use its best efforts to negotiate and execute an Investors Agreement on terms and conditions mutually satisfactory to Purchaser and Stockholder.

      (e) Unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred to the Stockholder and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, the Stockholder who is a Trustee shall not take any action to terminate, close or liquidate any such trust and shall



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     take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time and (ii) the Termination Date.

      (f) The Stockholder shall take all actions necessary to cause any Rollover Shares that constitute Pledged Shares, prior to the Effective Time, to be free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     Section 6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     Section 7. CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

     Section 8. STOP TRANSFER. The Stockholder agrees with, and covenants to, Purchaser that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

     Section 9. RULE 145 AFFILIATES. The Stockholder who is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended, hereby agrees to deliver to Purchaser, on or prior to the Effective Time, a written agreement in form and substance acceptable to Purchaser, restricting the disposition of Rollover Shares.

     Section 10. TERMINATION. The obligations of the Stockholder and the irrevocable proxy contained in Section 4(b) of this Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"); provided that the provisions of Sections 2, 3, 10 and 11 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement shall survive the Effective Time and/or the Termination Date, as applicable.

     Section 11.  MISCELLANEOUS.

      (a) NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the day of service if served personally on the party to whom notice is to be given; (ii) on the day of



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     transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, provided that a copy shall be sent via certified mail, return receipt requested, simultaneously with any such facsimile; (iii) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

     If to the Stockholder:  Donald L. Olesen
                             8 Donna Drive
                             Upper Brookville, NY 11771
                             Telecopier: (516) 922-1923

     If to Purchaser:        Analog Acquisition Corp.
                             c/o 399 Venture Partners Inc.
                             399 Park Avenue
                             14th Floor, Zone 4
                             New York, NY  10043
                             Attn: Richard M. Cashin, Jr.
                             Telecopier:  212-888-2940

     and:                    Morgan, Lewis & Bockius LLP
                             101 Park Avenue
                             New York, NY  10178
                             Attn: Philip H. Werner, Esq.
                             Telecopier:  212-309-6273

     or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      (b) At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      (c) The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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      (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

      (e) This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

      (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

      (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      (i) Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. The Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of the Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of the Stockholder's Shares.

      (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

      (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

      (l) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      (m) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                          [Signature Pages to Follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    ANALOG ACQUISITION CORP.



                                    By: /s/ Ian D. Highet
                                       -------------------------------
                                        Name: Ian D. Highet
                                        Title: Vice President


                                    /s/ Donald L. Olesen
                                    ----------------------------------
                                    Donald L. Olesen


                                    /s/ Erik Olesen
                                    ----------------------------------
                                    Erik Olesen


                                    /s/ Debra Olesen
                                    ----------------------------------
                                    Debra Olesen


                                    /s/ Erik Olesen
                                    ----------------------------------
                                    Erik Olesen,
                                     as Custodian for Ryan Olesen


                                    /s/ Christopher L. Olesen
                                    ----------------------------------
                                    Christopher L. Olesen


                                    /s/ Nicole Olesen
                                    ----------------------------------
                                    Nicole Olesen

                                    /s/ Nicole Olesen
                                    ----------------------------------
                                    Nicole Olesen,
                                     as Custodian for Austin Olesen



                                    /s/ Kyle Olesen
                                    ----------------------------------
                                    Kyle Olesen

                                                                    SCHEDULE I


                               EXISTING SHARES
                               ---------------

STOCKHOLDER                     NO. OF EXISTING SHARES    NO. OF OPTION SHARES
-----------                     ----------------------    --------------------
Donald L. Olesen                   887,400                    30,000

Erik Olesen

Debra Olesen

Erik Olesen
 as Custodian
 for Ryan Olesen

Christopher Olesen

Nicole Olesen

Nicole Olesen,
 as Custodian
 for Austin Olesen

Kyle Olesen

     TOTAL                         887,400                    30,000
                                   =======                    ======

                                                                   SCHEDULE II


                                PLEDGED SHARES
                                --------------

STOCKHOLDER                                             NO. OF PLEDGED SHARES
-----------                                             ---------------------
Donald L.Olesen                                                   0

Erik Olesen

Debra Olesen

Erik Olesen
 as Custodian
 for Ryan Olesen

Christopher Olesen

Nicole Olesen

Nicole Olesen,
 as Custodian
 for Austin Olesen

Kyle Olesen

      TOTAL                                                             0
                                                                        =

                                                                  SCHEDULE III


                               ROLLOVER SHARES
                               ---------------

STOCKHOLDER                                             NO. OF ROLLOVER SHARES
-----------                                             ----------------------
Donald L. Olesen                                                  26,250


